UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 24, 2022

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	1-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SYBT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Stock Yards Bancorp, Inc. (the "Company") approved a revised form of grant agreement for one type of equity compensation award, performance-vested stock units (PSUs), for executive officers under the Company's 2015 Omnibus Equity Compensation Plan (the "Plan"). The Committee also awarded a maximum of 51,929 PSUs to a group consisting of the Chief Executive Officer and six other executives of the Company's subsidiary, Stock Yards Bank & Trust Company.

The PSUs will each vest if and to the extent that certain financial performance is achieved in a three-year performance period (2022-2024 in the case of the most recent awards) and will entitle each grantee to issuance of one share of common stock for each vested PSU shortly after expiration of that three-year performance period. Vesting is based on two equally weighted criteria. The first is the Company's cumulative earnings per share (“EPS”) during that period, as defined in the agreement, compared to threshold, target and maximum EPS goals approved by the Committee. The second criteria measures where the Company falls in a percentile ranking among peers' return on average assets. The peer group to which the Company will be ranked includes all publicly traded banks with total assets between $6.0 billion and $16.0 billion, as ranked by S&P Global Market Intelligence. Each award is subject to the Performance-Vested Stock Unit Grant Agreement between the Company and each of the executive officers, with the form of such agreement being the same in each case. The issuance of common shares under each PSU grant will also be subject to certification by the Committee following the expiration of each three-year performance period of the Company’s financial results for that period measured against each of the two performance criteria specified in the grant agreement.

The granted PSUs generally require the executive to remain employed until the end of the performance period in order to vest and be paid in shares of common stock, with prorated awards still paid to those who leave the Bank mid-cycle due to death, disability or termination on or after age 60 with 10 or more years of service. PSUs also vest at the target level (40% of the maximum) if a change of control occurs before the performance period ends and are paid out shortly after the change of control, if one occurs. Executives do not receive the benefit of any dividends or other distributions paid on stock related to PSUs until after the stock is actually issued, if vested, at the end of the performance period. In addition, PSUs are subject to clawback under the Company's clawback policy, and the stock issued at the end of the performance period (net of shares withheld for taxes) must be retained for a minimum holding period of one year, unless the executive's employment ends earlier.

The foregoing description of the PSU grant agreement is qualified in its entirety by the full text of the form of agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d)  Exhibits

The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Form of Stock Yards Bancorp, Inc. Performance-Vested Stock Unit Grant Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2022	STOCK YARDS BANCORP, INC.

	By:	/s/ T. Clay Stinnett
T. Clay Stinnett, Executive Vice President, Treasurer and Chief Financial Officer